As filed with the Securities and Exchange Commission on March 30, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Neumora Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	84-4367680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

260 Arsenal Place, Suite 1 Watertown, Massachusetts	02472
(Address of Principal Executive Offices)	(Zip Code)

2023 Incentive Award Plan

2023 Employee Stock Purchase Plan

(Full Title of the Plan)

Paul L. Berns

Chief Executive Officer

Neumora Therapeutics, Inc.

260 Arsenal Place, Suite 1

Watertown, Massachusetts

(857) 760-0900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kathleen M. Wells Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this Registration Statement, Neumora Therapeutics, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

This Registration Statement on Form S-8 is filed by the Registrant, relating to (a) 8,713,016 shares of its common stock, $0.0001 par value (the “Common Stock”), issuable to eligible employees, directors and consultants of the Registrant under the Registrant’s 2023 Incentive Award Plan (the “2023 Plan”) and (b) 1,742,603 shares of Common Stock issuable to eligible employees of the Registrant under the Registrant’s 2023 Employee Stock Purchase Plan (the “ESPP”). Shares available for issuance under the 2023 Plan and the ESPP were previously registered on registration statements on Form S-8 filed with the SEC on March 3, 2025, Registration No. 333-285507, March 7, 2024, Registration No. 333-277748 and September 20, 2023, Registration No. 333-274593 (together, the “Prior Registration Statements”). The Prior Registration Statements are currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with Section E of the General Instructions to Form S-8 regarding Registration of Additional Securities. Pursuant to Section E of the General Instructions to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

Item 3. Incorporation of Documents by Reference.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this Registration Statement the following documents previously filed with the SEC:

•
the contents of the Registrant’s earlier Registration Statements on Form S-8 relating to the 2023 Plan and ESPP, previously filed with the SEC on March 3, 2025 (File No. 333-285507), March 7, 2024 (File No. 333-277748) and September 20, 2023 (File No. 333-274593);
•
the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026;
•
the Registrant’s Current Reports on Form 8-K filed with the SEC on January 5, 2026;
•
the description of the Common Stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-41802), filed by the Registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on September 13, 2023, including any amendments or reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

Exhibit Number		Incorporated by Reference			Filed
	Exhibit Description	Form	Date	Number	Herewith
4.1	Amended and Restated Certificate of Incorporation, as amended, currently in effect.	8-K	9/19/23	3.1
4.2	Bylaws, as amended, currently in effect.	8-K	9/19/23	3.2
4.3	Form of Common Stock Certificate.	S-1/A	9/11/23	4.2
5.1	Opinion of Latham & Watkins LLP.				X
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.				X
24.1	Power of Attorney. Reference is made to the signature page to the Registration Statement.				X
99.1#	2023 Incentive Award Plan.	S-8	9/19/23	99.3(a)
99.2#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2023 Incentive Award Plan.	S-1	8/25/23	10.7(b)
99.3#	Form of Restricted Stock Unit Award Agreement under the 2023 Incentive Award Plan.	S-1	8/25/23	10.7(c)
99.4#	2023 Employee Stock Purchase Plan.	S-8	9/19/23	99.4
107.1	Filing Fee Table.				X

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Watertown, Commonwealth of Massachusetts, on this 30th day of March 2026.

Neumora Therapeutics, Inc.

By:	/s/ Paul L. Berns
Name: Paul L. Berns
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Paul. L Berns and Michael Milligan, and each of them, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Paul L. Berns Paul L. Berns	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	March 30, 2026

/s/ Michael Milligan Michael Milligan	Chief Financial Officer and Principal Accounting Officer (Principal Financial Officer)	March 30, 2026

/s/ Kristina M. Burow Kristina M. Burow	Director	March 30, 2026

/s/ Matthew K. Fust Matthew Fust	Director	March 30, 2026

/s/ Alaa Halawa Alaa Halawa	Director	March 30, 2026
/s/ Maykin Ho Maykin Ho, Ph.D.	Director	March 30, 2026

/s/ David Piacquad David Piacquad	Director	March 30, 2026